Exhibit 5.2

[Letterhead of Richards, Layton & Finger, P.A.]

November 13, 2019

Compass Group Diversified Holdings LLC

301 Riverside Avenue

Second Floor

Westport, Connecticut 06880

Re: Compass Group Diversified Holdings LLC

Ladies and Gentlemen:

We have acted as special Delaware counsel for Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “LLC”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) The Certificate of Formation of the LLC, dated November 18, 2005, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on November 18, 2005, as amended by the Certificate of Amendment thereto, dated April 27, 2006, as filed in the office of the Secretary of State on May 2, 2006 (as so amended, the “LLC Certificate”);

(b) The Operating Agreement of the LLC, dated as of November 18, 2005, entered into by Compass Group Management LLC, as the sole member of the LLC (the “Initial Member”);

(c) The Amended and Restated Operating Agreement of the LLC, dated as of April 25, 2006, entered into between Compass Diversified Holdings (formerly known as Compass Diversified Trust), a Delaware statutory trust (the “Trust”), and the Initial Member, as the members of the LLC;

(d) The Second Amended and Restated Operating Agreement of the LLC, effective as of January 4, 2007, entered into between the Trust and the Initial Member, as the members of the LLC (jointly, the “Original Members”);

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November 13, 2019

(e) The Third Amended and Restated Operating Agreement of the LLC, dated as of November 1, 2010, entered into between the Original Members, as amended by the Amendment thereto, dated as of January 1, 2012;

(f) The Fourth Amended and Restated Operating Agreement of the LLC, dated as of January 1, 2012, entered into between the Original Members;

(g) The Fifth Amended and Restated Operating Agreement of the LLC, dated as of December 6, 2016 (“LLC Agreement”), entered into between the Trust and Sostratus LLC, as the members of the LLC;

(h) The Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2019 (the “Registration Statement”), including a prospectus (the “Prospectus”), relating to the registration of (i) a to be determined number of common shares representing beneficial interests of the Trust (“Common Shares”) which, at the time of sale pursuant to the Registration Statement, will be previously issued by the Trust and owned by the selling securityholders named in the Registration Statement or to be named in one or more prospectus supplements (the “Selling Shareholders’ Common Shares”), and underlying common limited liability company interests in the LLC (“Trust Common Interests”) that were or will be issued to the Trust at the same time and in connection with the issuance of the Selling Shareholders’ Common Shares (each, an “Outstanding Trust Common Interest” and collectively, the “Outstanding Trust Common Interests”), (ii) a to be determined number of preferred shares representing beneficial interests of the Trust (“Preferred Shares”), which, at the time of sale pursuant to the Registration Statement, will be issued by the Trust and owned by the selling securityholders to be named in one or more prospectus supplements (the “Selling Shareholders’ Preferred Shares”, and together with the Selling Shareholders’ Common Shares, the “Selling Shareholders’ Shares”), and underlying preferred limited liability company interests in the LLC (“Trust Preferred Interests”) that will be issued to the Trust at the same time and in connection with the issuance of the Selling Shareholders’ Preferred Shares, (iii) Common Shares to be issued by the Trust pursuant to the Registration Statement (the “New Common Shares”), and underlying Trust Common Interests to be issued by the LLC to the Trust in exchange for such New Common Shares pursuant to the Registration Statement (the “New Trust Common Interests”), and (iv) Preferred Shares to be issued by the Trust pursuant to the Registration Statement (“New Preferred Shares”), and underlying Trust Preferred Interests to be issued by the LLC to the Trust in exchange for such New Preferred Shares pursuant to the Registration Statement (the “New Trust Preferred Interests”, and together with the New Trust Common Interests, the “New Trust Interests”);

(i) The Unanimous Written Consent of the Board of Directors of the LLC, dated December 6, 2005;

(j) Resolutions of the Board of Directors of the LLC adopted at the special meeting of the Board of Directors held on July 11, 2006;

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(k) Resolutions of the Board of Directors of the LLC adopted at the meeting of the Board of Directors held on March 28, 2007;

(l) Resolutions of the Pricing Committee of the Board of Directors of the LLC adopted at the meeting of the Pricing Committee of the Board of Directors of the LLC held on May 2, 2007;

(m) Resolutions of the Board of Directors of the LLC adopted at the meeting of the Board of Directors held on August 4, 2011;

(n) Resolutions of the Board of Directors of the LLC adopted by unanimous consent by electronic transmission on November 10, 2011;

(o) Resolutions of the Board of Directors of the LLC adopted by unanimous consent by electronic transmission on November 25, 2014;

(p) Resolutions of the Board of Directors of the LLC adopted at the special meeting of the Board of Directors held on December 6, 2016;

(q) Resolutions of the Board of Directors of the LLC adopted at a meeting of the Board of Directors held on July 25, 2019;

(r) The Unanimous Written Consent of the Board of Directors of the LLC, dated November 12, 2019;

(s) A Certificate of the Secretary of the LLC, dated as of November 13, 2019, as to certain matters; and

(t) A Certificate of Good Standing for the LLC, dated November 12, 2019, obtained from the Secretary of State.

The Outstanding Trust Common Interest Holders, the Outstanding Trust Preferred Interest Holders, the New Trust Common Interest Holders and the New Trust Preferred Interest Holders (each as defined below) are hereinafter referred to each as a “Trust Interest Holder”. Capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (t) above. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

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For purposes of this opinion, we have assumed (i) that as of the date on which any Outstanding Trust Common Interests were or will be issued by the LLC, the LLC Certificate and the limited liability company agreement of the LLC in effect at the time of such issuance were or will be in full force and effect and were not or will not be amended, (ii) that the LLC Agreement and the LLC Certificate (A) are in full force and effect on the date hereof and have not been amended, and (B) will be in full force and effect and will not have been amended as of the date on which any New Trust Interests are issued, (iii) that each of the parties (other than the LLC or, to the extent covered in the opinion of Richards, Layton & Finger, P.A. of even date herewith, the Trust) to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are signatories to the documents examined by us, (v) that each of the parties (other than the LLC or, to the extent covered in the opinion of Richards, Layton & Finger, P.A. of even date herewith, the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) the due authorization, execution and delivery by the parties thereto of the documents examined by us, (vii) that each Person to whom an Outstanding Trust Common Interest was or will be issued by the LLC (each, an “Outstanding Trust Common Interest Holder” and collectively, the “Outstanding Trust Common Interest Holders”) received or will receive a Trust Interest Certificate for such Outstanding Trust Common Interest and paid or will pay for such Outstanding Trust Common Interest acquired by it, in accordance with the limited liability company agreement of the LLC in effect at the time of such issuance, (viii) that each Person to whom an Outstanding Trust Preferred Interest will be issued by the LLC (each, an “Outstanding Trust Preferred Interest Holder” and collectively, the “Outstanding Trust Preferred Interest Holders”) will receive a Trust Interest Certificate for such Outstanding Trust Preferred Interest and will pay for such Outstanding Trust Preferred Interest acquired by it, in accordance with the LLC Agreement, (ix) that each Person to whom a New Trust Common Interest is to be issued by the LLC (each, a “New Trust Common Interest Holder” and collectively, the “New Trust Common Interest Holders”) will receive a Trust Interest Certificate for such New Trust Common Interest and will pay for such New Trust Common Interest acquired by it, in accordance with the LLC Agreement and the Registration Statement, (x) that each Person to whom a New Trust Preferred Interest is to be issued by the LLC (each, a “New Trust Preferred Interest Holder” and collectively, the “New Trust Preferred Interest Holders”) will receive a Trust Interest Certificate for such New Trust Preferred Interest and will pay for such New Trust Preferred Interest acquired by it, in accordance with the LLC Agreement and the Registration Statement, (xi) that the books and records of the LLC set forth or will set forth the names and addresses of all Persons admitted or to be admitted as members of the LLC and the dollar value of each such member’s contribution to the LLC, (xii) that the Outstanding Trust Common Interests were or will be duly authorized, issued and sold to the Outstanding Trust Common Interest Holders in accordance with the limited liability company agreement of the LLC in effect at the time of such issuance, (xiii) that the Outstanding Trust

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November 13, 2019

Preferred Interests were or will be duly authorized, issued and sold to the Outstanding Trust Preferred Interest Holders in accordance with the LLC Agreement, (xiv) that the New Trust Common Interests will be duly authorized, issued and sold to the New Trust Common Interest Holders in accordance with the Registration Statement and the LLC Agreement, (xv) that the New Trust Preferred Interests will be duly authorized, issued and sold to the New Trust Preferred Interest Holders in accordance with the Registration Statement and the LLC Agreement, (xvi) that after the issuance and sale of any Outstanding Trust Common Interests or New Trust Common Interests under the Registration Statement and the LLC Agreement, the aggregate number of Trust Common Interests issued by the LLC will not exceed 500,000,000, and (xvii) that after the issuance and sale of any Outstanding Trust Preferred Interests or New Trust Preferred Interests under the Registration Statement and the LLC Agreement, the aggregate number of Trust Preferred Interests issued by the LLC will not exceed 50,000,000. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents, other than this opinion.

This opinion is limited to the laws of the State of Delaware that are currently in effect (excluding the blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

2. The Outstanding Trust Common Interests have been or will be validly issued and, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable limited liability company interests in the LLC.

3. The Outstanding Trust Preferred Interests have been or will be validly issued and, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable limited liability company interests in the LLC.

4. The New Trust Common Interests will be validly issued and, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable limited liability company interests in the LLC.

5. The New Trust Preferred Interests will be validly issued and, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable limited liability company interests in the LLC.

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6. A Trust Interest Holder shall not be obligated personally for any of the debts, obligations or liabilities of the LLC, whether arising in contract, tort or otherwise, solely by reason of being a member of the LLC, except as a Trust Interest Holder may be obligated to repay any funds wrongfully distributed to it. We note that a Trust Interest Holder may be obligated pursuant to the LLC Agreement to provide the Transfer Agent sufficient indemnity in connection with the issuance of replacement Trust Interest Certificates.

We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.